Exhibit 10.1

SECOND AMENDMENT TO LEASE AGREEMENT

This Second Amendment to Lease Agreement (this "Amendment") is entered into as of February 3, 2016 (the "Effective Date") by and between CREF ASPEN LAKE BUILDING II, LLC, a Texas limited liability company (the "Landlord"), as landlord, and Q2 SOFTWARE INC. D/B/A Q2, a Delaware corporation (the "Tenant"), as tenant, with reference to the following facts:
RECITALS
WHEREAS, Landlord and Tenant are parties to that certain Lease Agreement dated July 18, 2014 (the "Lease"), as amended by that certain First Amendment to Lease Agreement dated as of May 5, 2015 (the “First Amendment”). Pursuant to the Lease, Landlord has leased to Tenant space which the parties stipulate is comprised of 69,936 square feet of Rentable Area (the "Premises") described as Suite 400 on the 3rd and 4th floor of the building located at 10124 Lake Creek Parkway, Austin, Williamson County, TX 78750 and commonly known as Aspen Lake II (the "Building"). Pursuant to the First Amendment, Landlord has leased to Tenant space comprised of 34,057 square feet of Rentable Area (the “First Expansion Premises”) and space comprised of 24,997 square feet of Rentable Area (the “Second Expansion Premises”).
WHEREAS, Landlord and Tenant desire to amend the Lease on the terms and conditions set forth below.
NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants set forth herein and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
AGREEMENTS
1.Defined Terms and References. The recitals set forth above are herein incorporated by reference and agreed to by Landlord and Tenant. All capitalized terms used herein that are not defined herein but are defined in the Lease shall have the same meanings herein as in the Lease.

2.Address of Building. Landlord and Tenant agree that the address of the Building is Aspen Lake II, 10124 Lake Creek Parkway, Austin, Williamson County, TX 78750.

3.Term. Section 2(d) of the First Amendment is hereby amended to provide that the Term with respect to the Second Expansion Premises shall commence (the "Second Expansion Commencement Date" or "SECD") on May 1, 2016, and shall expire on the expiration of the one hundred forty-fourth (144th) month following the SECD. Effective as of the Second Expansion Commencement Date, the term "Premises" is hereby revised to include the Second Expansion Premises for all purposes set forth in the Lease, except as expressly provided in this Amendment. Effective as of the SECD, Tenant’s Proportionate Share as set forth in the Lease shall be 100% for all purposes under the Lease.

4.Base Rent
(a)Section 3(b) of the First Amendment is hereby amended to add the following row as the top row to the rent table contained therein:

Time Period	Rate per Square Foot of Rentable Area	Annual Base Rent	Monthly Installment
05/01/16-12/31/16	$21.80	$544,934.60	$45,412.22
(b)The first row of the rent table contained in Section 3(c) of the First Amendment is hereby deleted and replaced with the following:

Time Period	Rate per Square Foot of Rentable Area	Annual Base Rent	Monthly Installment
02/01/26-09/30/27	$28.15	$1,968,698.40	$164,058.20
(c)For the avoidance of doubt and for clarity sake, from and after May 1, 2015, the total monthly Base Rent payable for all portions of the Premises (being all of the Rentable Area of the Building) for the term of the Lease shall be as follows:

Time Period	Total Monthly Base Rent
May 1, 2016-September 30, 2016	$232,292.04
October 1, 2016-September 30, 2017	$238,096.59
October 1, 2017-September 30, 2018	$244,008.63
October 1, 2018-September 30, 2019	$250,028.15
October 1, 2019-September 30, 2020	$256,262.68
October 1, 2020-September 30, 2021	$262,604.69
October 1, 2021-September 30, 2022	$269,160.64
October 1, 2022-September 30, 2023	$275,826.15
October 1, 2023-September 30, 2024	$282,705.63
October 1, 2024-September 30, 2025	$289,692.58
October 1, 2025-January 31, 2026	$296,894.53
February 1, 2026-September 30, 2026	$300,915.85
October 1, 2026-September 30, 2027	$304,312.06
October 1, 2027-April 30, 2028	$311,325.01

5.Tenant Work; Allowances, As Is.
(a)Section 5(d) of the First Amendment is hereby deleted. The Tenant Work for the First Expansion Premises and the Second Expansion Premises shall be performed in accordance with Exhibit A attached hereto.

6.Sublease of Second Expansion Premises. Upon the SECD, CREF Aspen Lake Building II, LLC (in such capacity, “Subtenant”) and Tenant shall enter a sublease agreement in the form attached hereto as Exhibit B, pursuant to which Subtenant will sublease the Second Expansion Premises from Tenant for a term commencing on the SECD and expiring December 31, 2016 (the “Sublease Term”). During the Sublease Term, Subtenant shall be responsible for Base Rent and Tenant’s Proportionate Share of Operating Expenses for the Second Expansion Premises.

7.Broker. Landlord and Tenant agree that while Crimson Services, LLC and AQUILA Commercial, LLC (“Landlord’s Broker”) and to Colliers International (“Tenant’s Broker”) served as Landlord’s Broker and Tenant’s Broker, respectively, neither Landlord’s Broker nor Tenant’s Broker will be paid a commission in connection with this Amendment. Landlord and Tenant hereby represent and warrant each to the other that they have not employed any other agents, brokers or other such parties in connection with this Lease, and each agrees that they shall hold the other harmless from and against any and all claims of all other agents, brokers or other such parties claiming by, through or under the respective indemnifying party.

8.No Claims. As of the date hereof and except as set forth in this Amendment, to Tenant’s actual knowledge, (a) Tenant has no pending claims, demands, counterclaims, defenses, allowances, adjustments or offsets arising out of or in any way related to the Lease or arising out of any document, writing, or instrument executed in connection therewith or herewith, and (b) Tenant is not aware of any existing default by Landlord under any of the terms or provisions of the Lease.

9.Entire Agreement. This Amendment supersedes and cancels any and all previous statements, negotiations, arrangements, brochures, agreements and understandings, if any, between Landlord and Tenant with respect to the subject matter of this Amendment. The Lease and this Amendment constitute the entire agreement of the parties with respect to the subject matter of the Lease and this Amendment. There are no representations, understandings, stipulations, agreements, warranties or promises (express or implied, oral or written) between Landlord and Tenant with respect to the subject matter of this Amendment or the Lease, except as set forth in this Amendment or the Lease. It is likewise agreed that the Lease and this Amendment may not be altered, amended, modified or extended except by an instrument in writing signed by both Landlord and Tenant.

10.Authority. Tenant represents unto Landlord that: (a) Tenant is a duly organized and validly existing Delaware limited liability company in good standing under the laws of the State of Texas, (b) Tenant has the full right and authority to execute, deliver and perform this Amendment and the execution and delivery of this Amendment by the Tenant does not require the consent of any other person or entity (including, without limitation, any lender); (c) the person executing this Amendment on behalf of Tenant is authorized to do so; and (d) this Amendment, when executed and delivered by Tenant and Landlord, will constitute the valid and binding agreement of Tenant, enforceable against Tenant in accordance with its terms. Landlord represents unto Tenant that: (a) Landlord is a duly organized and validly existing Texas limited liability company in good standing under the laws of the State of Texas, (b) Landlord has the full right and authority to execute, deliver and perform this Amendment and the execution and delivery of this Amendment by the Landlord does not require the consent of any other person or entity (including, without limitation, any lender); (c) the person executing this Amendment on behalf of Landlord is authorized to do so; and (d) this Amendment, when executed and delivered by Tenant and Landlord, will constitute the valid and binding agreement Landlord, enforceable against Landlord in accordance with its terms.

11.Status of Lease. The Lease, as amended by this Amendment, is in full force and effect and is binding upon and enforceable by Landlord and Tenant in accordance with its terms. In the event of a conflict between the terms and conditions of the Lease and the terms and conditions in this Amendment, the terms and conditions of this Amendment shall control. This Amendment shall become effective only after the full execution and delivery hereof by Landlord and Tenant. From and after the date hereof, the term “Lease” as used in the Lease shall refer to the Lease, as amended by this Amendment.

12.Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereof have executed this Amendment as of the Effective Date.

LANDLORD:

CREF ASPEN LAKE BUILDING II, LLC,
a Texas limited liability company

By:	Crimson Real Estate Fund, LP,
a Delaware limited partnership,
its sole member

	By:	Crimson Fund GP, LLC, a Delaware
limited liability company, its general
partner

		By:	/s/ C. Dean Patrinely
		Name:	C. Dean Patrinely
		Title:	President

TENANT:

Q2 SOFTWARE INC. D/B/A Q2,
a Delaware corporation

By:	/s/ Jennifer Harris
Name:	Jennifer Harris
Title:	Chief Financial Officer
Date:	February 3, 2016